UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 19, 2016

LIBERTY INTERACTIVE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33982	84-1288730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As described more fully in Amendment No. 5 to Liberty Expedia Holdings, Inc.’s (“Liberty Expedia”) Registration Statement on Form S-4, filed with the Securities and Exchange Commission on September 30, 2016 (the “S-4/A”), from the completion of the proposed split-off (the “Split-Off”) of Liberty Expedia from Liberty Interactive Corporation (“Liberty Interactive”) until the Proxy Arrangement Termination Date (as defined in the S-4/A), the board of directors of Liberty Expedia (the “Board”) will be comprised of seven members, five of whom will be designated as Common Stock Directors and two of whom will be designated as Series B Directors.  The S-4/A set forth certain information regarding the five Common Stock Directors (John C. Malone, Christopher W. Shean, Stephen M. Brett, Gregg L. Engles and Scott W. Schoelzel) and one of the Series B Directors (Alexander von Furstenberg) who are expected to serve on the Board immediately following the Split-Off.

The following sets forth certain information concerning Robert Hammond who is expected to serve as the other initial Series B Director of Liberty Expedia immediately following the Split-Off, including his age, directorships held and a description of his business experience.

Mr. Hammond, age 47, has been employed by Friends of the High Line as a Co-founder and Executive Director since October 2015 after serving in those positions from 1999 through December 2013.  Before co-founding Friends of the High Line, Mr. Hammond supported the launch of online businesses in the health and travel commerce industries through his experience with: Genesis Direct from 1994 to 1999 where he helped launch, successfully operate and later sell hotel and airline catalogs; Body Health Resources from 1995 to 1996 where he helped develop marketing strategy to launch the Internet’s largest HIV/AIDS information resources, and later served on its board of directors from 1998 to 2008; Watch World International from 1999 to 2000 where he built and managed its e-commerce division; and National Cooperative Bank from 2000 to 2002 where he launched and managed a successful new online subsidiary for the bank.  Mr. Hammond brings to the Board his experience in business management in the e-commerce and online travel industries.  His experience in successfully launching and managing online businesses will assist the Board in evaluating strategic opportunities for Liberty Expedia.

Forward-looking Statements

This Current Report on Form 8-K includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about membership of the Board upon completion of the Split-Off. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, Liberty Interactive’s ability to satisfy the conditions to the proposed Split-Off. These forward-looking statements speak only as of the date of this Current Report on Form 8-K, and Liberty Interactive expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty Interactive’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty Interactive, including the most recent Forms 10-K and 10-Q, for additional information about Liberty Interactive and about the risks and uncertainties related to Liberty Interactive’s business which may affect the statements made in this Current Report on Form 8-K.

Additional Information

Nothing in this communication shall constitute a solicitation to buy or an offer to sell shares of Liberty Expedia or any of Liberty Interactive’s tracking stocks. The offer and sale of shares in the proposed Split-Off will only be made pursuant to Liberty Expedia’s effective registration statement. Liberty Interactive stockholders and other investors are urged to read the registration statement and the joint proxy statement/prospectus regarding the transaction filed with the SEC and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they contain important information about the proposed Split-Off. Copies of these SEC filings are available free of charge at the SEC’s website (http://www.sec.gov). Copies of the filings together with the materials incorporated by reference therein are also available, without charge, by directing a request to Liberty Interactive Corporation, 12300 Liberty Boulevard, Englewood, Colorado 80112, Attention: Investor Relations, Telephone: (720) 875-5420.

Participants in a Solicitation

The directors and executive officers of Liberty Interactive and other persons may be deemed to be participants in the solicitation of proxies in respect of proposals to approve the proposed Split-Off. Information regarding the directors and executive officers of Liberty Interactive is available in its definitive proxy statement, which was filed with the SEC on July 8, 2016, and certain of its Current Reports on Form 8-K. For other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, see the joint proxy statement/prospectus relating to the proposed Split-Off, which forms a part of the registration statement, filed with the SEC. Free copies of these documents may be obtained as described in the preceding paragraph.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 19, 2016

LIBERTY INTERACTIVE CORPORATION

By:	/s/ Wade Haufschild
Name: Wade Haufschild
Title: Vice President